UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Functional Brands Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-4094332
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6400 SW Rosewood Street Lake Oswego, Oregon 97035	97035
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284180

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item	1. Description of the Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.00001 per share, of Functional Brands Inc., a Delaware corporation (the “Registrant”), to be registered pursuant to this Form 8-A is set forth under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-284180), initially filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), which description is incorporated herein by reference. The description of such securities included in any form of prospectus or prospectus supplement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby also incorporated herein by reference.

Item	2. Exhibits.

Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Capital Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Functional Brands Inc.

By:	/s/ Eric Gripentrog
Eric Gripentrog
Chief Executive Officer, Director

Dated: November 4, 2025

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